Number of Operating Retail Properties Total Owned Retail GLA (SF) Operating Retail Portfolio Percent Leased Annualized Base Rent (ABR) per SF % of ABR from assets with a grocery component1 Equity Market Cap2 Enterprise Value2 Net Debt to EBITDA Fitch / Moody’s / S&P Ratings Note: Unless otherwise indicated, the source of all Company data is publicly available information that has been or will be furnished or filed with the Securities and Exchange Commission for the period ending June 30, 2022. 1. Assets with a grocery component include centers with a big box wine and spirits store. 2. As of July 29, 2022. • Top 5 open-air shopping center REIT primarily focused in Sun Belt markets with select strategic gateway presence - 67% of ABR in Sun Belt markets - 23% of ABR in strategic gateway markets • High-quality, open-air portfolio predominantly focused on grocery- anchored neighborhood and community centers along with vibrant mixed-use assets - 59% of ABR from community and neighborhood centers • Strong balance sheet with nearly $1 billion of available liquidity • Experienced, disciplined team focused on operational excellence and value creation

NAREIT FFO / FFO, as adjusted NAREIT FFO impacted by $1.0M from prior period collections Same Property NOI1 Increased leasing activity drove outsized SSNOI growth Total Leasing Volume Strong leasing volume continues Anchor / Shop Leased % Leased percentages increased year-over-year by 290 bps and 150 bps, respectively Leased-to-Occupied Spread Spread represents $41M of NOI, of which ~66% will come online in 2022 2016 2017 2018 2019 2020 2021 Q2 20222016 2017 2018 2019 2020 2021 Q2 2022 1. Excludes the impact of prior period collections.

• – Increased same-property NOI growth range to 3.50% - 4.50%, which represents a 125-basis point increase – Decreased bad debt by 25 basis points to 1.00% of total revenues – Any transaction activity expected to be earnings neutral NAREIT FFO1 FFO, as adjusted % Accretion over Consensus 2022 FFO2 (pre-merger) % Accretion over 2020 FFO 1. Please see page 40 for reconciliation to GAAP metrics. 2. Consensus per FactSet as of July 16, 2021.

KITE REALTY GROUP

KITE

STRONG POST-MERGER FUNDAMENTALS

- **Despite significant improvements in KRG's operating metrics and accretion from the merger, the market has not appreciated the impact, as reflected in KRG's valuation relative to the peer group**

		Q2 2021	Q2 2022	VARIANCE
FUNDAMENTALS	FFO, as adjusted Per Share	$0.34	$0.49	+44%
	Corporate GAAP G&A Per Share	$0.09	$0.06	(33%)
	Operating Retail Portfolio Percent Leased	91.5%	93.8%	+230 bps
	Blended Comparable Cash Leasing Spreads	9.2%	13.2%	+400 bps
	ABR per SF	$18.48	$19.66	6.4%
	3-Mile Average Household Income[1]	$101K	$114K	+13%
	3-Mile Population[1]	77K	103K	+34%
	Net Debt to EBITDA	6.4x	5.3x	(1.1x)
	Fitch Credit Rating	Not Rated	BBB	
VALUATION	Consensus NAV Discount	(4.5%)[2]	(25.0%)[3]	(2,050 bps)
	Peer Average Consensus NAV Discount[4]	(0.7%)[2]	(17.5%)[3]	(1,680 bps)
	FFO Multiple (2022 Consensus)	15.9x[2]	11.2x[3]	(4.7x)
	Peer Average FFO Multiple (2022 Consensus)[4]	17.1x[2]	14.7x[3]	(2.4x)
	Consensus Implied Cap Rate	6.6%[2]	7.6%[3]	+100 bps
	Peer Average Consensus Implied Cap Rate[4]	6.2%[2]	6.6%[3]	+40 bps

1. 3-mile demographic statistics are weighted by 2Q 2022 ABR and sourced from PopStats.
2. Source: FactSet and market data as of July 16, 2021.
3. Source: FactSet and market data as of July 29, 2022.
4. Peer group includes AKR, BRX, FRT, IVT, KIM, PECO, REG, ROIC, RPT, SITC and UE.

KRG LISTED NYSE

© 2022 Kite Realty Group | kiterealty.com

5

KIM REG FRT BRX KRG PECO SITC AKR ROIC UE AAT IVT RPT Note: Market data as of July 29, 2022. Source of peer data is FactSet. TOP 5 SHOPPING CENTER REITs

$29.98 $23.32 $19.66 $19.22 $15.64 FRT REG KRG KIM BRX Note: Comparison to top 5 shopping center REITs by total enterprise value. Source of all peer data is from 1Q 2022 supplemental disclosures. 1. Market data as of July 29, 2022. Source data is from FactSet. 2. SuperZip definition per Green Street Advisors and represents ZIP codes in the U.S. that score in the 95th percentile in terms of per capita income and college graduation rates. 3. Based on ABR with the exception of FRT, which is based on GLA. KIM ABR includes 85% of portfolio based on information listed in 1Q 2022 supplemental disclosure. Sun Belt states include AL, AZ, CA, CO, FL, GA, KY, LA, MS, NC, NM, NV, OK, SC, TN, TX, UT and VA. 4.9x 5.3x 6.4x 6.4x 6.4x REG KRG BRX FRT KIM 34% 26% 25% 16% 11% FRT KRG REG KIM BRX 71% 67% 66% 56% 48% REG KRG KIM BRX FRT 17.6x 16.6x 14.4x 12.0x 11.2x FRT REG KIM BRX KRG

• • Signed Not Open Tenants Active Development Potential2 Potential Lease-up3 TOTAL POTENTIAL NOI GROWTH Note: These are hypothetical NOI growth and cap rates. KRG is not representing it can achieve these results or that a third party would ascribe a similar cap rate to the portfolio. 1. Percentage increase from annualized Q2 2022 NOI excluding prior period collections and including the midpoint value of KRG’s land bank stated on page 25. 2. Anticipated NOI from each project less in-place and signed-not-open NOI. 3. Assumes leasing up anchors to 98% and shops to 92.5% at current average ABR as of 2Q’22 plus previous tenant recoveries. 4. Assumes a stock price of $19.89 as of July 29, 2022.

Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Commenced Projected to Commence • – Grew the signed-not-open pipeline by $4M as a result of new leases signed net of the tenants that commenced rent in the second quarter – Signed 68 tenants representing $12M of NOI in the second quarter – 52 tenants commenced rent in Q2 2022 totaling $8M of annualized NOI – Of the $41M signed-not-open pipeline, 41% is from anchor tenants, 51% is from shop tenants and 8% is from One Loudoun – Residential – 66% of the remaining signed-not-open pipeline will come online in 2022

75% of physical stores fulfill online orders More than 50% of online orders are fulfilled through physical stores. 100% of sales occur in physical stores Grew store base 12.7% from end of Q1’21 98% of sales occur in comparable stores Source: Each respective company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. 1. Green Street Advisors, U.S. Census Bureau. 2. Store count includes stores owned by KRG and non-owned structures that are a part of the center. • Approximately 95% of digital orders are fulfilled with stores 8 consecutive quarters of brick & mortar comp growth. Physical stores represented 90% of total sales during 1Q. Physical store sales represented 90% of net sales. 88% of stores have "Drive Up & Go" capabilities.

Las Vegas – 5% Dallas / Fort Worth – 16% Houston – 4% Naples – 2% Miami / Fort Lauderdale – 3% Charlotte – 2% Raleigh / Durham – 3% 1. Sun Belt states include AL, AZ, CA, CO, FL, GA, KY, LA, MS, NC, NM, NV, OK, SC, TN, TX, UT and VA. 2. LinkedIn Economic Data representing the biggest year-over-year gains in net new arrivals between February 2021 – January 2022 in the following markets: New York City, Miami / Fort Lauderdale, Jacksonville, Orlando, Tampa, San Diego, Austin, Nashville, Dallas / Fort Worth and San Antonio. Orlando / Daytona – 2% Texas Florida Maryland New York North Carolina Washington, D.C. / Baltimore – 10% New York – 8% Atlanta – 4% Phoenix – 2% Seattle – 5% San Antonio – 2% Tampa – 2% Sun Belt Markets1 Strategic Gateway Markets (DC, Seattle and NYC) Highest Growth Markets2 (since onset of pandemic)

Note: 3-mile demographic statistics are weighted by 2Q 2022 ABR and sourced from PopStats. Remaining 3% of KRG’s portfolio is unanchored or single-tenant assets. • • • • • Average Population: 102K Average Household Income: $114K ABR % Grocery Component % ABR % Grocery Component % ABR % Grocery Component % ABR % Grocery Component % ABR % Grocery Component %

Total Owned GLA ABR PSF % of Portfolio ABR Leased % Comp. Cash Lease Spread on Past 3 Deals 3 Mile Population 3 Mile Avg. HHI

Total Owned GLA ABR PSF % of Portfolio ABR Leased % Comp. Cash Lease Spread on Past 3 Deals 3 Mile Population 3 Mile Avg. HHI

Total Owned GLA ABR PSF % of Portfolio ABR Leased % Comp. Cash Lease Spread on Past 3 Deals 3 Mile Population 3 Mile Avg. HHI

Total Owned GLA ABR PSF % of Portfolio ABR Leased % Comp. Cash Lease Spread on Past 3 Deals 3 Mile Population 3 Mile Avg. HHI

1. Estimate of potential outcomes of remaining anchor vacancies. 2. New ABR is actual for Signed-Not-Open and average in-place ABR for anchor tenants in the KRG portfolio as of 2Q’22. 3. Includes only comparable leases (22 of 37). 4. Represents the percentage increase of the Company's average in-place ABR as compared to previous tenants' ABR. These numbers are based on Management's estimates and assumptions, and there can be no assurance that such estimates and assumptions will be accurate or realized. 5. Represents the estimated total potential ABR divided by the cost of executing such leases. These numbers are based on Management's estimates and assumptions and there can be no assurance that such estimates and assumptions will be accurate or realized. 6. Assumes weighted average NNN revenue from previously occupied spaces. • • Count Square feet Capital / SF Total capital ($, M) Previous tenants ABR Estimated New ABR2 Cash lease spread Return on capital New NOI incl. NNN ($, M) FFO / Share

• • # of Leases Signed Leased SF Signed Year-over-year % Change Blended Cash Spread

1. Number of stores represents stores at consolidated and unconsolidated properties. 2. Percent of weighted ABR includes ground lease rent and represents the Company’s share of the ABR at consolidated and unconsolidated properties. 1 The TJX Companies, Inc. 2 Best Buy Co., Inc. 3 Ross Stores, Inc. 4 PetSmart, Inc. 5 Michael Stores, Inc. 6 Bed Bath & Beyond, Inc. 7 Dick’s Sporting Goods, Inc. 8 Gap, Inc. 9 Publix Super Markets, Inc. 10 Lowe’s Companies, Inc. 11 The Kroger Co. 12 Total Wine & More 13 Petco Animal Supplies, Inc. 14 Ulta Beauty, Inc. 15 Albertsons Companies, Inc. Grocery / Drug / Big Box Wine and Spirits Office Supply / Electronics Medical Pet Stores Hardware / Auto Banks Quick Service Restaurants Full Service Restaurants Soft Goods Discount Retailers Personal Service Fitness Sporting Goods Theatres / Entertainment Professional Service

1. Commercial GLA only. 2. Total project costs and KRG equity requirement represent costs to KRG post-merger and exclude any costs spent to date prior to the merger. 3. Excludes in-place NOI and NOI related to tenants that have signed leases but have not yet commenced paying rent as of 6/30/2022. 4. KRG does not have an ownership interest in the multifamily units at Circle East. 5. KRG does not have any equity requirements related to this development. Total project cost are at 100% and are net of a $13.5M TIF. • • Circle East4 Washington, D.C. / Baltimore 100% Q3 2022 82 370 $15.1 $15.1 $14.2 $1.9 - $2.2 $0.9 – $1.2 One Loudoun Downtown – Pads G & H Commercial Washington, D.C. / Baltimore 100% Q2 2023 67 0 10.2 10.2 8.3 1.9 – 2.3 0.1 – 0.5 The Landing at Tradition – Phase II Port St. Lucie 100% Q2 2023 40 0 10.9 10.9 8.7 1.1 – 1.2 0.5 – 0.7 Carillon MOB Washington, D.C. / Baltimore 100% Q4 2024 126 0 59.7 59.7 48.9 3.5 – 4.0 3.1 – 3.6 The Corner - IN5 Indianapolis 50% Q4 2024 24 285 63.9 0.0 0.0 1.7 – 1.9 1.7 – 1.9 ($ in M; GLA in ‘000s)

• • • Total Project Costs1 KRG Ownership % KRG Remaining Spend Estimated Stabilized NOI to KRG Remaining NOI to Come Online2 Projected Completion Date 1. Total project costs represent costs to KRG post-merger and exclude any costs spent to date prior to the merger. 2. Excludes in-place NOI and NOI related to tenants that have signed leases but have not yet commenced paying rent as of 6/30/2022.

Total Project Cost1 KRG Ownership % KRG Equity Requirement Est. Project Cash Yield Est. Incremental NOI @ Share Expected Stabilization Date • • 1. KRG does not have any equity requirements related to this development. Total project cost is net of a $13.5M TIF.

• • • - Converted an unused parking field into a 267-unit multifamily development by contributing land to a development JV in which KRG retained a 12% interest. - Focused on the retail component by leasing vacant Macy’s box to Ross, Old Navy and a Five Below. - Received a $7.1 million TIF from the City of Indianapolis, which was used to maximize KRG’s returns on the project. - Required minimal capital from KRG ($5.2M). - Repurposing an outdated retail center into 285 multifamily units and 24k SF of retail. - Contributed land to joint venture with a local third party developer in exchange for a 50% passive ownership. - Received a $13.5M TIF from the City of Carmel. - Will require zero cash from KRG to complete the development. - Redeveloping an outdated retail center into the corporate headquarters of Republic Airways. - Land was sold to Republic for proceeds of $6.9M, which is above market value. Received a $22.5M TIF from the City of Carmel. - KRG will also earn a significant risk-free development fee and a profit component from the development. - KRG retained 54% of the land for additional multi-use development.

Carillon Washington, D.C. 1,200,000 3,000 One Loudoun Washington, D.C. 2,930,000 Main Street Promenade Chicago 10,000 47 Downtown Crown Washington, D.C. 42,000 • • • 1. Based on external estimates and completed entitlements.

• – $99M of cash on hand – $1.1B of revolver availability1 – 2022 Estimated FFO (midpoint of NAREIT FFO guidance), net of dividend = $201M – NDE = 5.3x with no outstanding preferred shares • – 2022 debt maturities = $0M2 – SNO Tenant Capital Required = $98M – CapEx = $35M – Potential Re-leasing Capital (both shops and anchors) = $53M • – Current active developments = $80M – Pipeline development spend = Minimal Moody’s S&P ($ in M) Fitch 1. Pro forma for increased capacity on the Company’s revolving line of credit facility to $1.1 billion from $850 million which closed subsequent to quarter end. 2. Pro forma for term loan issued subsequent to quarter end that was used to repay 2022 maturities, 2023 term loan, and 2023 mortgages. The new term loan was hedged for 3 years to an average fixed rate of approximately 3.9%. Term loan interest reverts back to a floating rate of SOFR plus 1.35% thereafter. 3. Assumes leasing up anchors to 98% at $100 per square foot and shops to 92.5% at $55 per square foot.

1. Fixed rate debt includes the portion of variable rate debt that has been hedged by interest rate swaps. As of 6/30/2022, $720 million in variable rate debt is hedged to a fixed rate for a weighted average of 2.7 years. 2. Variable rate debt includes the portion of fixed rate debt that has been hedged by interest rate swaps. As of 6/30/2022, $155 million in fixed rate debt is hedged to a variable rate for a weighted average of 3.2 years. 3. Pro forma for term loan issued subsequent to quarter end that was used to repay 2022 maturities, 2023 term loan, and 2023 mortgages. The new term loan was hedged for 3 years to an average fixed rate of approximately 3.9%. Term loan interest reverts back to a floating rate of SOFR plus 1.35% thereafter. $- $100 $200 $300 $400 $500 $600 $700 $800 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031+ Mortgage Debt Unsecured Debt Unsecured Term Loans Line of Credit JV Debt Weighted Average Maturity Weighted Average Interest Rate Debt Type Rate Type ($ in M) •

• - Establishing and publishing 5-year targets will align internal and external expectations with KRG’s ESG program Install LED parking lot lighting at 50% of KRG-owned and managed properties 47% Install smart irrigation controls at 25% of KRG-owned and managed properties 7% Implement a policy to transition landscaping in all future redevelopment projects to drought-tolerant landscape where permitted by code. On Target Install electric vehicle charging stations at 20% of KRG-owned & managed properties 8% Achieve IREM certification for 75% of KRG-owned and managed properties 16% Employee annual turnover at or below 20% 8% - 20% since 2012 Employee community volunteer participation of 75% > 90% in 2019 Conduct employee survey every two years to determine employee satisfaction On Target 20% female representation on the Board of Directors and appoint a female committee chair 23% Annual Respectful Workplace training to all employees On Target 75% or greater attendance by members of the Board of Directors at all Board and Committee meetings 98% in 2020

Planted 2,600 trees in Q2, helping global reforestation efforts through KRG Project Green Completed smart irrigation projects at 4 KRG shopping centers during Q2 Donated in-kind retail space to support an indoor farmers market at a time of need Team participation in the Republic Airways event to support children’s health charities Internal KRG communications educating on health & wellness KRG received Gold Green Lease Leader certification for the second straight year Signed agreements with leading EV charging networks at 2 properties in Q2 Supported produce distribution, with a focus on providing to families from the Autism Ally Group Supported the creation of the Directory for Artists of Color for the Indianapolis arts community

• • • – Operating costs at other retail property types operating costs can range from $20 - $70 psf – KRG’s open-air operating costs can range from $5 - $10 psf • – Lower operating costs equate to retailer savings • • • • – 30% lower gross rent charges – Sales expected increase to $1.27M from $977k in other location

Shop and purchase in the physical store Order online and select a delivery time slot Product shipped from store Drive up and have order brought to your car Order online and pick up in store

44% of ABR is deemed essential 41% of ABR from service-oriented tenants that generate daily trips post-COVID 15% of ABR from primarily full-service restaurants creates additional traffic Essential shadow anchors Target and Bank of America drive daily trips Sufficient access points to the shopping center to ensure quick and convenient trips Dynamic parking field allows for easy entrance or pick-up Parking spots reserved for BOPIS capabilities and signage

• Forward-Looking Statements • This Investor Update, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward- looking statements. • Currently, one significant factor that could cause actual outcomes to differ significantly from our forward-looking statements is the adverse effect of the current pandemic of the novel coronavirus, or COVID-19, including possible resurgences, variants and mutations, on the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in the Company’s quarterly reports on Form 10-Q as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. • Additional risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: • risks associated with the merger with RPAI, including the integration of the businesses of the combined company, the ability to achieve expected synergies or costs savings and potential disruptions to the Company’s plans and operations; • the ability to achieve projected potential NOI growth and estimated returns on projects; • national and local economic, business, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty (including the potential effects of inflation and increase in interest rates); • the risk that our actual NOI from leases that have signed but not yet opened, from the development pipeline and from leasing up vacancies cause by the pandemic will not be consistent with expected NOI from those sources; • financing risks, including the availability of, and costs associated with, sources of liquidity; • the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; • the level and volatility of interest rates; • the financial stability of tenants; • the competitive environment in which the Company operates, including potential oversupplies of and reduction in demand for rental space; acquisition, disposition, development and joint venture risks; • property ownership and management risks, including the relative illiquidity of real estate investments, and expenses, vacancies or the inability to rent space on favorable terms or at all; • the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; • potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets and changing demographics and customer traffic patterns; • business continuity disruptions and a deterioration in our tenant’s ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed to operate efficiently, causing costs to rise sharply and inventory to fall; • risks related to our current geographical concentration of the Company’s properties in Texas, Florida, New York, Maryland, and North Carolina; • civil unrest, acts of terrorism or war, acts of God, climate change, epidemics, pandemics (including COVID-19), natural disasters and severe weather conditions, including such events that may result in underinsured or uninsured losses or other increased costs and expenses; • changes in laws and government regulations including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; • possible short-term or long-term changes in consumer behavior due to COVID-19 and the fear of future pandemics; our ability to satisfy environmental, social or governance standards set by various constituencies; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business disruptions; • other factors affecting the real estate industry generally; and • other risks identified in reports the Company files with the Securities and Exchange Commission (“the SEC”) or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in the Company’s quarterly reports on Form 10-Q. • The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. • This Investor Update also includes certain forward-looking non-GAAP information. Due to high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these estimates, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts.

NET OPERATING INCOME AND SAME PROPERTY NET OPERATING INCOME The Company uses property net operating income (“NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. The Company defines NOI as income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and certain corporate level expenses, including merger and acquisition costs. The Company believes that NOI is helpful to investors as a measure of our operating performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as depreciation and amortization, interest expense, and impairment, if any. The Company also uses same property NOI (“Same Property NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI is net income excluding properties that have not been owned for the full periods presented. However, due to the size of the Retail Properties of America, Inc. (“RPAI”) portfolio acquired in the merger with RPAI, which closed in October 2021, (the “Merger”), the legacy RPAI properties have been deemed to qualify for the same property pool beginning in 2022 if they had a full quarter of operations in 2021 within the legacy RPAI portfolio prior to the Merger. Same Property NOI also excludes (i) net gains from outlot sales, (ii) straight-line rent revenue, (iii) lease termination income in excess of lost rent, (iv) amortization of lease intangibles, and (v) significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the expiration of 12 months or the start date of a replacement tenant. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full periods presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods. In order to provide meaningful comparative information across periods that, in some cases, predate the Merger, all information regarding the performance of the same property pool is presented as though the Merger was consummated on January 1, 2021 (i.e., as though the properties owned by RPAI prior to the Merger that are included in our same property pool had been owned by the Company for the entirety of all comparison periods for which same property pool information is presented). NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. The Company’s computation of NOI and Same Property NOI may differ from the methodology used by other REITs and, therefore, may not be comparable to such other REITs. When evaluating the properties that are included in the same property pool, we have established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. The properties acquired in the Merger with RPAI qualify for the same property pool beginning in 2022 if they had a full first quarter of operations in 2021 within the legacy RPAI portfolio prior to the Merger. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and we (a) begin recapturing space from tenants or (b) the contemplated plan significantly impacts the operations of the property. For the three and six months ended June 30, 2022, the same property pool excludes (i) Glendale Town Center and Shoppes at Quarterfield, which were reclassified from active redevelopment into our operating portfolio in December 2021 and June 2022, respectively, (ii) the multifamily rental units at One Loudoun Downtown – Pads G & H, (iii) five active development and redevelopment projects, (iv) Arcadia Village and Pebble Marketplace, which were acquired subsequent to January 1, 2021, and (v) office properties.

EBITDA The Company defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income tax expense of the taxable REIT subsidiary, and depreciation and amortization. For informational purposes, the Company also provides Adjusted EBITDA, which it defines as EBITDA less (i) EBITDA from unconsolidated entities, (ii) gains on sales of operating properties or impairment charges, (iii) merger and acquisition costs, (iv) other income and expense, (v) noncontrolling interest EBITDA, and (vi) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company’s share of net debt divided by Annualized Adjus ted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by the Company, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity. Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of the Company’s operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult . For informational purposes, the Company also provides Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of its operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results. FUNDS FROM OPERATIONS Funds from Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (“NAREIT”), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO excludes the 2021 gain on sale of the ground lease portfolios as these sales were part of our capital strategy distinct from our ongoing operating strategy of selling individual land parcels from time to time. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flow from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance w ith the current NAREIT definition or that interpret the current NAREIT definition differently than we do. A reconciliation of net income (calculated in accordance with GAAP) to FFO is included elsewhere in this Financial Supplement. From time to time, the Company may report or provide guidance with respect to “FFO as adjusted” which starts with FFO, as def ined by NAREIT, and then removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including, without limitation, gains or losses associated with the early extinguishment of debt, gains or losses associated with litigation involving the Company that is not in the normal course of business, merger and acquisition costs, the impact on earnings from employee severance, the excess of redemption value over carrying value of preferred stock redemption, and the impact of prior period bad debt or the collection of accounts receivable previously written off (“prior period collection impact”), which are not otherwise adjusted in the Company’s calculation of FFO.